                         EXPENSE LIMITATION AGREEMENT

     THIS EXPENSE LIMITATION AGREEMENT is made as of the 30/th/ day of June, 1999 by and between BT INSTITUTIONAL FUNDS, a Massachusetts Business trust (the "Trust"), and BANKERS TRUST, a New York corporation (the "Adviser"), with respect to the following:

     WHEREAS, the Adviser serves as BT Institutional Funds' Investment Adviser pursuant to an Investment Advisory Agreement dated June 4, 1999, and the Adviser serves as the Trust's Administrator pursuant to an Administration and Services Agreement dated October 28, 1992, as amended, (collectively, the "Agreements"); and

     WHEREAS, the Adviser has voluntarily agreed, under the Agreements, to waive its fees and reimburse expenses so that the total operating expenses for the Trust will not exceed the percentage of average daily net assets as set forth on Exhibit A; and

     WHEREAS, the Trust and the Adviser desire to formalize this voluntary fee waiver and expense reimbursement arrangement for the 16-month period beginning on June 30, 1999 and ending on October 28, 2000.

     NOW, in consideration of the mutual covenants herein contained and other good and valuable consideration, the receipt whereof is hereby acknowledged, the parties hereto agree as follows:

1. The Adviser agrees to waive its fees and reimburse expenses for a 16-month period from June 30, 1999 to October 28, 2000 to the extent necessary so that each Fund's total annual operating expenses do not exceed the percentage of average daily net assets set forth on Exhibit A.

2. Upon the termination of the Investment Advisory Agreement or the Administration Agreement, this Agreement shall automatically terminate.

3. Any question of interpretation of any term or provision of this Agreement having a counterpart in or otherwise derived from a term or provision of the Investment Company Act of 1940 (the "1940 Act") shall be resolved by reference to such term or provision of the 1940 Act and to interpretations thereof, if any, by the United States Courts or in the absence of any controlling decision of any such court, by rules, regulations or orders of the Securities and Exchange Commission ("SEC") issued pursuant to said Act. In addition, where the effect of a requirement of the 1940 Act reflected in any provision of this Agreement is revised by rule, regulation or order of the SEC, such provision shall be deemed to incorporate the effect of such rule, regulation or order. Otherwise the provisions of this Agreement shall be interpreted in accordance with the laws of Massachusetts.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed in duplicate by their respective officers as of the day and year first above written.


                                     BT INSTITUTIONAL FUNDS


Attest:  /s/ Amy M. Olmert       By: /s/Daniel O. Hirsch
Name:    Amy M. Olmert               Name: Daniel O. Hirsch
                                     Title: Secretary


                                     BANKERS TRUST COMPANY


Attest:  /s/ Amy M. Olmert       By: /s/ Ross Youngman
Name:    Amy M. Olmert               Name:  Ross Youngman
                                     Title:  Managing Director

                                   Exhibit A


                                   Total Fund Operating Expenses
Fund                               (as a percentage of average daily
net assets)                        ---------------------------------
----------

Institutional Daily Assets Fund          0.12%

                         EXPENSE LIMITATION AGREEMENT


     THIS EXPENSE LIMITATION AGREEMENT is made as of the 4/th/ day of June, 1999 by and between BT INSTITUTIONAL FUNDS, a Massachusetts Business trust (the "Trust"), INTERNATIONAL EQUITY PORTFOLIO, a New York Trust ( a "Portfolio Trust") and BANKERS TRUST, a New York corporation (the "Adviser"), with respect to the following:

     WHEREAS, the Adviser serves as each Portfolio Trust's Investment Adviser pursuant to Investment Advisory Agreements dated June 4, 1999 and the Adviser serves as the Trust's Administrator pursuant to an Administration and Services Agreement dated October 28, 1992 (collectively, the "Agreements"); and

     WHEREAS, the Adviser has voluntarily agreed, under the Agreements, to waive its fees and reimburse expenses so that the total operating expenses for each of the Trust's series (each a "Fund," collectively the "Funds") and each of the Portfolio Trust's series will not exceed the percentage of average daily net assets as set forth on Exhibit A; and

     WHEREAS, the Trust and the Adviser desire to formalize this voluntary fee waiver and expense reimbursement arrangement for the period beginning on June 4, 1999 and ending on January 31, 2000.

     NOW, in consideration of the mutual covenants herein contained and other good and valuable consideration, the receipt whereof is hereby acknowledged, the parties hereto agree as follows:

     1. The Adviser agrees to waive its fees and reimburse expenses for the period from June 4, 1999 to January 31, 2000 to the extent necessary so that each Fund's total annual operating expenses do not exceed the percentage of average daily net assets set forth on Exhibit A.

     2. Upon the termination of the Investment Advisory Agreement or the Administration Agreement, this Agreement shall automatically terminate.

     3. Any question of interpretation of any term or provision of this Agreement having a counterpart in or otherwise derived from a term or provision of the Investment Company Act of 1940 (the "1940 Act") shall be resolved by reference to such term or provision of the 1940 Act and to interpretations thereof, if any, by the United States Courts or in the absence of any controlling decision of any such court, by rules, regulations or orders of the Securities and Exchange Commission ("SEC") issued pursuant to said Act. In addition, where the effect of a requirement of the 1940 Act reflected in any provision of this Agreement is revised by rule, regulation or order of the SEC, such provision shall be deemed to incorporate the effect of such rule, regulation or order. Otherwise the provisions of this Agreement shall be interpreted in accordance with the laws of Massachusetts.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed in duplicate by their respective officers as of the day and year first above written.



                              INTERNATIONAL EQUITY PORTFOLIO


Attest: /s/ Amy M. Olmert     By:  /s/ Daniel O. Hirsch
Name:   Amy M. Olmert              Name: Daniel O. Hirsch
                                   Title: Secretary


                              BT INSTITUTIONAL FUNDS

Attest: /s/ Amy M. Olmert     By:  /s/ Daniel O. Hirsch
Name:   Amy M. Olmert              Name: Daniel O. Hirsch
                                   Title: Secretary

                              BANKERS TRUST


Attest: /s/ Amy M. Olmert     By:  /s/ Ross Youngman
Name:  Amy M. Olmert               Name:  Ross Youngman
                                   Title: Managing Director

                                   Exhibit A

                                           Total Fund Operating Expenses
Fund                                       (as a percentage of average daily net assets)
----                                       ---------------------------------------------
International Equity Fund - Class I                         0.95
International Equity Fund - Class II                        1.25

                         EXPENSE LIMITATION AGREEMENT

     THIS EXPENSE LIMITATION AGREEMENT is made as of the 4/th/ day of June, 1999 by and between BT INSTITUTIONAL FUNDS, a Massachusetts Business trust (the "Trust"), CASH MANAGEMENT PORTFOLIO, TREASURY MONEY PORTFOLIO, EQUITY 500 INDEX PORTFOLIO and BT INVESTMENT PORTFOLIOS, each a New York trust (each a "Portfolio Trust"), and BANKERS TRUST, a New York corporation (the "Adviser"), with respect to the following:

     WHEREAS, the Adviser serves as BT Institutional Funds' Investment Adviser pursuant to an Investment Advisory Agreement dated June 4, 1999, the Adviser serves as Investment Adviser to Cash Management Portfolio and Treasury Money Portfolio pursuant to Investment Advisory Agreements dated June 4, 1999; the Adviser serves as Investment Adviser to Equity 500 Index Portfolio pursuant to an Investment Advisory Agreement dated June 4, 1999, the Adviser serves as BT Investment Portfolio's Investment Adviser pursuant to an Investment Advisory Agreement dated June 4, 1999, and each as re-approved thereafter, and the Adviser serves as the Trust's Administrator pursuant to an Administration and Services Agreement dated October 28, 1992, as amended, (collectively, the "Agreements"); and

     WHEREAS, the Adviser has voluntarily agreed, under the Agreements, to waive its fees and reimburse expenses so that the total operating expenses for each of the Trust's series (each a "Fund," collectively the "Funds") and each Portfolio Trust's series (each a "Portfolio," collectively the "Portfolios") will not exceed the percentage of average daily net assets as set forth on Exhibit A; and

     WHEREAS, the Trust and the Adviser desire to formalize this voluntary fee waiver and expense reimbursement arrangement for the period beginning on June 4, 1999 and ending on April 30, 2000.

     NOW, in consideration of the mutual covenants herein contained and other good and valuable consideration, the receipt whereof is hereby acknowledged, the parties hereto agree as follows:

1. The Adviser agrees to waive its fees and reimburse expenses for a period from June 4, 1999 to April 30, 2000 to the extent necessary so that each Fund's total annual operating expenses do not exceed the percentage of average daily net assets set forth on Exhibit A.

2. Upon the termination of the Investment Advisory Agreement or the Administration Agreement, this Agreement shall automatically terminate.

3. Any question of interpretation of any term or provision of this Agreement having a counterpart in or otherwise derived from a term or provision of the Investment Company Act of 1940 (the "1940 Act") shall be resolved by reference to such term or provision of the 1940 Act and to interpretations thereof, if any, by the United States Courts or in the absence of any controlling decision of any such court, by rules, regulations or orders of the Securities and Exchange Commission ("SEC") issued pursuant to said Act. In addition, where the effect of a requirement of the 1940 Act reflected in any provision of this Agreement is revised by rule, regulation or order of the SEC, such provision shall be deemed to incorporate the effect of such rule, regulation or order. Otherwise the provisions of this Agreement shall be interpreted in accordance with the laws of Massachusetts.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed in duplicate by their respective officers as of the day and year first above written.

                                        BT INSTITUTIONAL FUNDS

Attest:  /s/ Amy M. Olmert         By:  /s/ Daniel O. Hirsch
Name:    Amy M. Olmert                  Name: Daniel O. Hirsch
                                        Title: Secretary

                                        CASH MANAGEMENT PORTFOLIO

Attest:  /s/ Amy M. Olmert         By:  /s/ Daniel O. Hirsch
Name:    Amy M. Olmert                  Name: Daniel O. Hirsch
                                        Title: Secretary

                                        TREASURY MONEY PORTFOLIO

Attest:  /s/ Amy M. Olmert         By:  /s/ Daniel O. Hirsch
Name:    Amy M. Olmert                  Name: Daniel O. Hirsch
                                        Title: Secretary

                                        EQUITY 500 INDEX PORTFOLIO

Attest:  /s/ Amy M. Olmert         By:  /s/ Daniel O. Hirsch
Name:    Amy M. Olmert                  Name: Daniel O. Hirsch
                                        Title: Secretary

                                        BT INVESTMENT PORTFOLIO

Attest:  /s/ Amy M. Olmert         By:  /s/ Daniel O. Hirsch
Name:    Amy M. Olmert                  Name: Daniel O. Hirsch
                                        Title: Secretary

                                        BANKERS TRUST COMPANY

Attest:  /s/ Amy M. Olmert         By:  /s/ Ross Youngman
Name:    Amy M. Olmert                  Name:  Ross Youngman
                                        Title: Managing Director

                                   EXHIBIT A

                                             Total Fund Operating Expenses
Fund                                         (as a percentage of average daily net assets)
----                                         ---------------------------------------------
Institutional Cash Management Fund                             0.23%
Institutional Cash Reserves Fund                               0.18%
Institutional Treasury Money Fund                              0.75%
Institutional Liquid Assets Fund                               0.16%
Institutional Treasury Assets Fund                             0.25%
Institutional Equity 500 Index Fund                            0.10%